                                                 AMERICAN SKANDIA ADVISOR FUNDS, INC.
                                                        SUB-ADVISORY AGREEMENT
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THIS AGREEMENT is between American Skandia  Investment  Services,  Incorporated  (the "Investment  Manager") and Sanford C. Bernstein &
Co., LLC (the "Sub-Adviser").

                                                          W I T N E S S E T H
                                                          - - - - - - - - - -

WHEREAS,  American Skandia Advisor Funds,  Inc. (the "Company") is a Maryland  corporation  organized with one or more series of shares and is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "ICA"); and

WHEREAS,  the  Investment  Manager is an  investment  adviser  registered  under the  Investment  Advisers Act of 1940, as amended (the
"Advisers Act"); and

WHEREAS,  the Board of Directors of the Company (the "Directors") have engaged the Investment  Manager to act as investment manager for the ASAF Sanford Bernstein Managed Index 500 Fund (the "Fund"), one series of the Company,  under the terms of a management  agreement, dated May 1, 2000, with the Company (the "Management Agreement"); and

WHEREAS,  the Investment  Manager,  acting pursuant to the Management  Agreement,  wishes to engage the Sub-Adviser,  and the Directors have approved the engagement of the Sub-Adviser, to provide investment advice and other investment services set forth below.

NOW, THEREFORE, the Investment Manager and the Sub-Adviser agree as follows:

1.       Investment  Services.  The Sub-Adviser  will formulate and implement a continuous  investment  program for the Fund conforming
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to the  investment  objective,  investment  policies  and  restrictions  of the Fund as set forth in the  Prospectus  and  Statement of
Additional  Information  of the  Company as in effect from time to time  (together,  the  "Registration  Statement"),  the  Articles of
Incorporation and By-laws of the Company,  and any investment  guidelines or other instructions  received by the Sub-Adviser in writing from the  Investment  Manager from time to time. Any  amendments to the foregoing  documents will not be deemed  effective with respect to the  Sub-Adviser  until the  Sub-Adviser's  receipt  thereof.  The  appropriate  officers and employees of the  Sub-Adviser  will be available to consult  with the  Investment  Manager,  the Company and the  Directors at  reasonable  times and upon  reasonable  notice concerning  the business of the Company,  including  valuations of securities  which are not  registered for public sale, not traded on any securities  market or otherwise may be deemed  illiquid for purposes of the ICA;  provided it is understood that the Sub-Adviser is not responsible for daily pricing of the Fund's assets.

         Subject to the supervision and control of the Investment  Manager,  which in turn is subject to the supervision and control of the Directors,  the  Sub-Adviser  in its  discretion  will determine  which issuers and  securities  will be purchased,  held,  sold or exchanged by the Fund or otherwise  represented in the Fund's investment  portfolio from time to time and, subject to the provisions of paragraph 3 of this Agreement,  will place orders with and give  instructions to brokers,  dealers and others for all such transactions and cause such  transactions  to be executed.  The  Sub-Adviser  may delegate its investment  advisory and other  responsibilities  and duties hereunder to an affiliated  person of the Sub-Adviser,  subject to the Sub-Adviser  retaining  overall  responsibility  for such powers and functions and any and all  obligations and  liabilities in connection  therewith.  Custody of the Fund will be maintained by a custodian  bank (the  "Custodian")  and the  Investment  Manager will  authorize  the Custodian to honor orders and  instructions  by employees of the Sub-Adviser  designated by the  Sub-Adviser to settle  transactions in respect of the Fund. No assets may be withdrawn from the Fund other than for  settlement of  transactions  on behalf of the Fund except upon the written  authorization  of appropriate officers of the Company who shall have been certified as such by proper authorities of the Company prior to the withdrawal.

         The Sub-Adviser will not be responsible for the provision of  administrative,  bookkeeping or accounting  services to the Fund except as  specifically  provided  herein,  as required by the ICA or the Advisers Act or as may be necessary  for the  Sub-Adviser  to supply to the Investment  Manager,  the Fund or the Fund's  shareholders  the  information  required to be provided by the  Sub-Adviser hereunder.  Any records maintained hereunder shall be the property of the Fund and surrendered promptly upon request.

         In furnishing  the services  under this  Agreement,  the  Sub-Adviser  will comply with and use its best efforts to enable the
Fund to conform to the  requirements  of: (i) the ICA and the  regulations  promulgated  thereunder;  (ii) Subchapter M of the Internal
Revenue Code and the regulations promulgated  thereunder;  (iii) other applicable provisions of state or federal law; (iv) the Articles of Incorporation  and By-laws of the Company;  (v) policies and  determinations  of the Company and the Investment  Manager provided to the Sub-Adviser in writing;  (vi) the fundamental and non-fundamental  investment policies and restrictions  applicable to the Fund, as set out in the Registration  Statement of the Company in effect, or as such investment  policies and restrictions from time to time may be amended by the Fund's  shareholders  or the  Directors  and  communicated  to the  Sub-Adviser  in writing;  (vii) the  Registration
Statement;  and (viii) investment  guidelines or other instructions  received in writing from the Investment  Manager.  Notwithstanding the  foregoing,  the  Sub-Adviser  shall have no  responsibility  to monitor  compliance  with  limitations or  restrictions  for which information  from the Investment  Manager or its authorized  agents is required to enable the  Sub-Adviser to monitor  compliance  with such  limitations or restrictions  unless such information is provided to the Sub-adviser in writing.  The Sub-Adviser  shall supervise and monitor the activities of its representatives, personnel and agents in connection with the investment program of the Fund.

         Nothing in this Agreement  shall be implied to prevent the  Investment  Manager from engaging  other  sub-advisers  to provide investment  advice and other services to the Fund or to series or portfolios of the Company for which the Sub-Adviser  does not provide such services,  or to prevent the Investment  Manager from providing such services  itself in relation to the Fund or such other series or portfolios.

         The  Sub-Adviser  shall be responsible  for exercising any voting rights on any securities  held by the Fund. The  Sub-Adviser shall be responsible for the preparation  and filing of Schedule 13G and Form 13-F  reflecting the Fund's  securities  holdings as part of the  Sub-Adviser's  overall  holdings.  The Sub-Adviser  shall not be responsible for the preparation or filing of any other reports required of the Fund by any governmental or regulatory agency, except as expressly agreed in writing.

2.       Investment  Advisory  Facilities.  The  Sub-Adviser,  at its  expense,  will  furnish  all  necessary  investment  facilities,
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including salaries of personnel, required for it to execute its duties hereunder.

3.       Execution  of Fund  Transactions.  In  connection  with the  investment  and  reinvestment  of the  assets  of the  Fund,  the
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Sub-Adviser is responsible for the selection of  broker-dealers  to execute  purchase and sale  transactions for the Fund in conformity with the policy regarding  brokerage as set forth in the Registration  Statement,  or as the Directors may determine from time to time, as well as the negotiation of brokerage  commission rates with such executing  broker-dealers.  Generally,  the  Sub-Adviser's  primary consideration  in placing  Fund  investment  transactions  with  broker-dealers  for  execution  will be to obtain,  and  maintain  the availability of, best execution at the best available price.

         Consistent with this policy, the Sub-Adviser,  in selecting  broker-dealers and negotiating  brokerage  commission rates, will take all relevant factors into consideration,  including, but not limited to: the best price available; the reliability,  integrity and financial  condition  of the  broker-dealer;  the size of and  difficulty  in  executing  the  order;  and the  value  of the  expected contribution  of the  broker-dealer  to the  investment  performance  of the Fund on a continuing  basis.  Subject to such policies and procedures as the Directors may  determine,  the  Sub-Adviser  shall have  discretion to effect  investment  transactions  for the Fund through  broker-dealers  (including,  to the extent permissible under applicable law,  broker-dealers  affiliated with the Sub-Adviser)
qualified to obtain best execution of such  transactions who provide brokerage and/or research  services,  as such services are defined in  section  28(e) of the  Securities  Exchange  Act of 1934,  as  amended  (the  "1934  Act"),  and to cause  the Fund to pay any such broker-dealers an amount of commission for effecting a portfolio  investment  transaction in excess of the amount of commission another broker-dealer  would have charged for  effecting  that  transaction,  if the  Sub-Adviser  determines in good faith that such amount of commission  is  reasonable in relation to the value of the brokerage or research  services  provided by such  broker-dealer,  viewed in terms of either that particular  investment  transaction or the  Sub-Adviser's  overall  responsibilities  with respect to the Fund and other accounts as to which the Sub-Adviser  exercises  investment  discretion (as such term is defined in section  3(a)(35) of the 1934
Act).  Allocation  of orders  placed by the  Sub-Adviser  on behalf of the Fund to such  broker-dealers  shall be in such  amounts  and proportions as the Sub-Adviser shall determine in good faith in conformity with its  responsibilities  under applicable laws, rules and regulations.  The  Sub-Adviser  will submit  reports on such  allocations  to the  Investment  Manager  regularly  as  requested by the
Investment  Manager,  in such form as may be mutually  agreed to by the parties  hereto,  indicating  the  broker-dealers  to whom such allocations have been made and the basis therefor.

         Subject to the foregoing  provisions of this  paragraph 3, the  Sub-Adviser  may also consider sales of shares of the Fund, or may consider or follow  recommendations  of the  Investment  Manager that such sales take into account,  as factors in the selection of broker-dealers to effect the Fund's investment  transactions.  Notwithstanding the above,  nothing shall require the Sub-Adviser to use a broker-dealer which provides research services or to use a particular broker-dealer which the Investment Manager has recommended.

         In lieu of selecting  broker-dealers  to execute  transactions for the Fund, the Sub-Adviser may execute such transactions for the Fund provided that it "steps-out" such  transactions to the  broker-dealers  selected by the  Sub-Adviser.  A step-out is a service provided by the New York Stock  Exchange and other  markets  which allows the  Sub-Adviser  to provide the Fund with the benefit of the
Sub-Adviser's  execution  capabilities  at no  additional  charge  and then  transfer  or  step-out  the  confirmation  and  settlement responsibilities  of  such  transactions  to the  broker-dealer(s)  selected  by  the  Sub-Adviser.  In  connection  with  a  step-out, transaction charges shall be paid by the Fund to the broker-dealers selected by the Sub-Adviser and not to the Sub-Adviser.

         In addition to selecting  brokers or dealers to execute  transactions  for the Fund, the Sub-Adviser  may, subject to its duty to seek best  execution at the best  available  price,  also act as a broker for the Fund from time to time at rates not  exceeding the usual and customary  broker's  commission.  Under Federal law, the Sub-Adviser must obtain the Investment  Manager's  consent to effect agency cross transactions for the Fund, which consent is hereby granted.  The Sub-Adviser  represents,  warrants and covenants that all agency  cross  transactions  for the Fund will be effected by the  Sub-Adviser  strictly in  accordance  with Rule  206(3)-2  under the
Advisers Act. An agency cross  transaction is where the Sub-Adviser  purchases or sells securities from or to a non-managed  account on behalf of a client's managed account.  Pursuant to this consent,  the Sub-Adviser will only effect an agency cross  transaction for the
Fund with a non-managed  account.  When the  Sub-Adviser  crosses  transactions in connection  with a step-out,  the  Sub-Adviser  will receive a commission  from the  transaction  only with respect to the  non-managed  account and will not receive a commission  from the transaction  with  respect  to the  Fund.  In an agency  cross  transaction  where the  Sub-Adviser  acts as broker  for the Fund,  the
Sub-Adviser  receives  commissions  from both sides of the trade and there is a  potentially  conflicting  division  of  loyalties  and responsibilities.  However,  as both sides to the trade want to execute the  transaction  at the best price  without  moving the market price in either  direction,  the Sub-Adviser  believes that an agency cross  transaction  will aid both sides to the trade in obtaining the best price for the trade.  THE COMPANY OR THE INVESTMENT  MANAGER MAY REVOKE THIS CONSENT BY WRITTEN  NOTICE TO THE  SUB-ADVISER AT
ANY TIME.

4.       Reports by the Sub-Adviser.  The Sub-Adviser shall furnish the Investment  Manager monthly,  quarterly and annual reports,  as
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may reasonably be requested by the Investment  Manager  concerning the  transactions,  performance,  and compliance of the Fund so that the  Investment  Manager may review such matters and discuss the  management of the Fund.  The  Sub-Adviser  shall permit the books and records  maintained  with respect to the Fund to be inspected and audited by the Company,  the Investment  Manager or their  respective agents at all reasonable  times during normal business hours upon reasonable  notice.  The Sub-Adviser  shall  immediately  notify both the Investment Manager and the Company of any legal process served upon it in connection with its activities  hereunder,  including any legal process served upon it on behalf of the Investment  Manager,  the Fund or the Company.  The Sub-Adviser shall immediately  notify the  Investment  Manager of (1) any  changes in any  information  regarding  the  Sub-Adviser  or the  investment  program for the Fund required to be disclosed in the  Company's  Registration  Statement,  or (2) any  violation of any  requirement,  provision,  policy or restriction that the Sub-Adviser is required to comply with under Section 1 of this Agreement.

5.       Compensation  of the  Sub-Adviser.  The amount of the  compensation  to the Sub-Adviser is computed at an annual rate. The fee
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shall be payable  monthly in arrears,  based on the average  daily net assets of the Fund for each month,  at the annual rate set forth in Exhibit A to this Agreement.

         In  computing  the fee to be paid to the  Sub-Adviser,  the net  asset  value of the Fund  shall be valued as set forth in the
Registration Statement.  If this Agreement is terminated, the payment described herein shall be prorated to the date of termination.

         The  Investment  Manager and the  Sub-Adviser  shall not be considered as partners or  participants  in a joint  venture.  The
Sub-Adviser  will pay its own expenses for the services to be provided  pursuant to this Agreement and will not be obligated to pay any expenses of the  Investment  Manager,  the Fund or the Company.  Except as  otherwise  specifically  provided  herein,  the  Investment
Manager, the Fund and the Company will not be obligated to pay any expenses of the Sub-Adviser.

6.       Delivery of Documents to the  Sub-Adviser.  The  Investment  Manager has  furnished  the  Sub-Adviser  with true,  correct and
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complete copies of each of the following documents:

         (a)      The Articles of Incorporation of the Company, as in effect on the date hereof;

         (b)      The By-laws of the Company, as in effect on the date hereof;

         (c)      The  resolutions of the Directors  approving the engagement of the  Sub-Adviser as portfolio  manager of the Fund and approving the form of this Agreement;

         (d)      The  resolutions of the Directors  selecting the Investment  Manager as investment  manager to the Fund and approving the form of the Management Agreement;

         (e)      The Management Agreement;

         (f)      The Code of Ethics of the Company and of the Investment Manager, as in effect on the date hereof; and

         (g)      A list of companies the securities of which are not to be bought or sold for the Fund.

         The  Investment  Manager  will  furnish  the  Sub-Adviser  from time to time with  copies,  properly  certified  or  otherwise authenticated,  of all amendments of or supplements  to the foregoing,  if any. Such  amendments or supplements as to items (a) through
(f) above will be provided within 30 days of the time such materials  become  available to the Investment  Manager.  Such amendments or supplements  as to item (g) above will be provided not later than the end of the business day next  following the date such  amendments or supplements  become known to the  Investment  Manager.  Any amendments or supplements to the foregoing will not be deemed  effective with respect to the  Sub-Adviser  until the  Sub-Adviser's  receipt  thereof.  The  Investment  Manager  will  provide such  additional information as the Sub-Adviser may reasonably request in connection with the performance of its duties hereunder.

7.       Delivery of Documents to the Investment  Manager.  The  Sub-Adviser  has furnished the Investment  Manager with true,  correct
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and complete copies of each of the following documents:

(i)      The Sub-Adviser's Form ADV as filed with the Securities and exchange Commission as of the date hereof;

(j)      The Sub-Adviser's most recent balance sheet;

(k)      Separate  lists of persons  who the  Sub-Adviser  wishes to have  authorized  to give  written  and/or  oral  instructions  to
                  Custodians of Company assets for the Fund; and

(l)      The Code of Ethics of the Sub-Adviser, as in effect on the date hereof.

         The  Sub-Adviser  will  furnish  the  Investment  Manager  from time to time with  copies,  properly  certified  or  otherwise authenticated,  of all amendments of or supplements to the foregoing,  if any. Such  amendments or supplements  will be provided within
30 days of the time such  materials  become  available to the  Sub-Adviser.  Any amendments or supplements to the foregoing will not be deemed effective with respect to the Investment  Manager until the Investment  Manager's receipt thereof.  The Sub-Adviser will provide additional  information  as the Investment  Manager may  reasonably  request in connection  with the  Sub-Adviser's  performance of its duties under this Agreement.

8.       Confidential  Treatment.  The parties hereto understand that any information or recommendation  supplied by the Sub-Adviser in
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connection  with the  performance of its  obligations  hereunder is to be regarded as  confidential  and for use only by the Investment
Manager,  the Company or such persons the Investment  Manager may designate in connection  with the Fund.  The parties also  understand that any information  supplied to the Sub-Adviser in connection with the performance of its obligations  hereunder,  particularly,  but not limited to, any list of  securities  which may not be bought or sold for the Fund,  is to be regarded as  confidential  and for use only by the Sub-Adviser in connection with its obligation to provide investment advice and other services to the Fund.

9.       Representations  of the Parties.  Each party  hereto  hereby  further  represents  and  warrants to the other that:  (i) it is
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registered  as an investment  adviser  under the Advisers Act and is registered or licensed as an investment  adviser under the laws of all  jurisdictions  in which its  activities  require it to be so  registered  or licensed;  and (ii) it will use its  reasonable  best efforts to maintain  each such  registration  or license in effect at all times  during the term of this  Agreement;  and (iii) it will promptly notify the other if it ceases to be so registered,  if its  registration is suspended for any reason,  or if it is notified by any regulatory  organization or court of competent  jurisdiction that it should show cause why its registration should not be suspended or terminated; and (iv) it is duly authorized to enter into this Agreement and to perform its obligations hereunder.

         The  Sub-Adviser  further  represents  that it has adopted a written Code of Ethics in  compliance  with Rule  17j-1(b) of the
ICA.  The  Sub-Adviser  shall be subject to such Code of Ethics  and shall not be  subject to any other Code of Ethics,  including  the
Investment  Manager's Code of Ethics,  unless  specifically  adopted by the Sub-Adviser.  The Investment Manager further represents and warrants to the Sub-Adviser  that (i) the  appointment of the  Sub-Adviser by the Investment  Manager has been duly authorized and (ii)
it has acted and will continue to act in connection  with the  transactions  contemplated  hereby,  and the  transactions  contemplated hereby are, in conformity with the ICA, the Company's governing documents and other applicable law.

10.      Liability.  In the absence of willful  misfeasance,  bad faith,  gross  negligence or reckless  disregard for its  obligations
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hereunder,  the Sub-Adviser  shall not be liable to the Company,  the Fund, the Fund's  shareholders or the Investment  Manager for any act or omission  resulting  in any loss  suffered by the  Company,  the Fund,  the Fund's  shareholders  or the  Investment  Manager in connection with any service to be provided  herein.  The Federal laws impose  responsibilities  under certain  circumstances on persons who act in good faith,  and  therefore,  nothing  herein  shall in any way  constitute a waiver or  limitation  of any rights which the
Company, the Fund or the Investment Manager may have under applicable law.

11.      Other  Activities  of the  Sub-Adviser.  The  Investment  Manager  agrees  that the  Sub-Adviser  and any of its  partners  or
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employees,  and persons  affiliated  with the  Sub-Adviser or with any such partner or employee,  may render  investment  management or advisory services to other investors and institutions,  and that such investors and institutions may own, purchase or sell,  securities or other  interests in property that are the same as, similar to, or different  from those which are selected for purchase,  holding or sale for the Fund.  The Investment  Manager  further  acknowledges  that the  Sub-Adviser  shall be in all respects free to take action with respect to  investments  in securities or other  interests in property that are the same as,  similar to, or different  from those selected for purchase,  holding or sale for the Fund.  The  Investment  Manager  understands  that the  Sub-Adviser  shall not favor or disfavor any of the  Sub-Adviser's  clients or class of clients in the  allocation of investment  opportunities,  so that to the extent practical,  such opportunities  will be allocated among the Sub-Adviser's  clients over a period of time on a fair and equitable basis.
Nothing in this  Agreement  shall impose upon the  Sub-Adviser  any  obligation  to (i) purchase or sell,  or recommend for purchase or sale, for the Fund any security which the Sub-Adviser,  its partners,  affiliates or employees may purchase or sell for the Sub-Adviser or such  partner's,  affiliate's  or  employee's  own accounts or for the account of any other client of the  Sub-Adviser,  advisory or otherwise,  or (ii) to abstain from the purchase or sale of any security for the  Sub-Adviser's  other clients,  advisory or otherwise, which the Investment Manager has placed on the list provided pursuant to paragraph 6(g) of this Agreement.

12.      Continuance and  Termination.  This Agreement shall remain in full force and effect for one year from the date hereof,  and is
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renewable  annually  thereafter by specific approval of the Directors or by vote of a majority of the outstanding  voting securities of the Fund.  Any such renewal  shall be approved by the vote of a majority of the  Directors  who are not  interested  persons  under the
ICA, cast in person at a meeting  called for the purpose of voting on such renewal.  This Agreement may be terminated  without  penalty at any time by the Investment  Manager or the Sub-Adviser upon 60 days written notice,  and will  automatically  terminate in the event of (i) its  "assignment"  by either party to this Agreement,  as such term is defined in the ICA,  subject to such exemptions as may be granted by the Securities and Exchange Commission by rule,  regulation or order, or (ii) upon termination of the Management  Agreement, provided the Sub-Adviser has received prior written notice thereof.

13.      Notification.  The Sub-Adviser  will notify the Investment  Manager within a reasonable time of any change in the personnel of
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the Sub-Adviser with  responsibility for making investment  decisions in relation to the Fund (the "Portfolio  Manager(s)") or who have been authorized to give  instructions to the Custodian.  The Sub-Adviser  shall be responsible for reasonable  out-of-pocket  costs and expenses  incurred by the  Investment  Manager,  the Fund or the Company to amend or supplement  the Company's  Prospectus to reflect a change in Portfolio  Manager(s)  or otherwise to comply with the ICA, the  Securities  Act of 1933,  as amended (the "1933 Act") or any other applicable statute,  law, rule or regulation,  as a result of such change;  provided,  however, that the Sub-Adviser shall not be responsible  for such costs and expenses  where the change in  Portfolio  Manager(s)  reflects the  termination  of  employment  of the
Portfolio  Manager(s)  with the  Sub-Adviser  and its affiliates or is the result of a request by the  Investment  Manager or is due to other circumstances beyond the Sub-Adviser's control.

         Any notice,  instruction or other  communication  required or  contemplated  by this Agreement  shall be in writing.  All such communications  shall be  addressed  to the  recipient  at the  address set forth  below,  provided  that either  party may, by notice, designate a different recipient and/or address for such party.

Investment Manager:        American Skandia Investment Services, Incorporated
                           One Corporate Drive
                           Shelton, Connecticut 06484
                           Attention:  John Birch
                           Senior Vice President & Chief Operating Officer

Sub-Adviser:               Sanford C. Bernstein & Co., LLC
                           767 Fifth Avenue
                           New York, New York 10153
                           Attention:  J. Philip Clark

                           With Copy to:  Kevin Brine, Senior Vice President

Company:                   American Skandia Advisor Funds, Inc.
                           One Corporate Drive
                           Shelton, Connecticut 06484
                           Attention: Eric C. Freed, Esq.

14.      Indemnification.  The Sub-Adviser agrees to indemnify and hold harmless the Investment  Manager,  any affiliated person within
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the meaning of Section  2(a)(3) of the ICA  ("affiliated  person") of the Investment  Manager and each person,  if any who,  within the meaning of Section 15 of the 1933 Act, controls  ("controlling  person") the Investment  Manager,  against any and all losses,  claims, damages,  liabilities  or  litigation  (including  reasonable  legal  and other  expenses),  to which the  Investment  Manager  or such affiliated  person or controlling  person of the  Investment  Manager may become subject under the 1933 Act, the ICA, the Advisers Act, under any other  statute,  law,  rule or  regulation  at common law or  otherwise,  arising out of the  Sub-Adviser's  responsibilities hereunder (1) to the extent of and as a result of the willful  misconduct,  bad faith, or gross negligence by the  Sub-Adviser,  any of the  Sub-Adviser's  employees or  representatives  or any affiliate of or any person acting on behalf of the  Sub-Adviser,  or (2) as a result of any untrue statement or alleged untrue statement of a material fact contained in the  Registration  Statement,  including any amendment  thereof or any  supplement  thereto,  or the omission or alleged  omission to state  therein a material  fact required to be stated  therein or necessary to make the statement  therein not  misleading,  if such a statement or omission was made in reliance upon and in conformity  with written  information  furnished by the  Sub-Adviser  to the  Investment  Manager,  the Fund, the Company or any
affiliated  person of the  Investment  Manager,  the Fund or the Company or upon verbal  information  confirmed by the  Sub-Adviser  in writing,  or (3) to the extent of, and as a result of, the failure of the  Sub-Adviser to execute,  or cause to be executed,  portfolio investment  transactions  according to the requirements of the ICA; provided,  however, that in no case is the Sub-Adviser's  indemnity
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in favor of the Investment  Manager or any affiliated  person or  controlling  person of the Investment  Manager deemed to protect such person against any liability to which any such person would  otherwise be subject by reason of willful  misconduct,  bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

         The Investment  Manager agrees to indemnify and hold harmless the  Sub-Adviser,  any affiliated  person of the Sub-Adviser and each controlling person of the Sub-Adviser,  if any, against any and all losses, claims, damages,  liabilities or litigation (including reasonable legal and other expenses),  to which the Sub-Adviser or such affiliated person or controlling  person of the Sub-Adviser may become  subject under the 1933 Act, the ICA, the Advisers Act,  under any other  statute,  law,  rule or  regulation,  at common law or otherwise,  arising out of the Investment  Manager's  responsibilities  as investment manager of the Fund (1) to the extent of and as a result of the willful misconduct,  bad faith, or gross negligence by the Investment Manager,  any of the Investment Manager's employees or  representatives  or any affiliate of or any person  acting on behalf of the  Investment  Manager,  or (2) as a result of any untrue statement or alleged untrue statement of a material fact contained in the Registration  Statement,  including any amendment  thereof or any  supplement  thereto or the  omission  or alleged  omission  to state  therein a material  fact  required  to be stated  therein or necessary to make the  statement  therein not  misleading,  if such a statement or omission was made other than in reliance upon and in conformity  with written  information  furnished by the  Sub-Adviser,  or any affiliated  person of the  Sub-Adviser or other than upon verbal information  confirmed by the Sub-Adviser in writing;  provided,  however, that in no case is the Investment Manager's indemnity
                                                              --------   -------
in favor of the Sub-Adviser or any affiliated  person or controlling  person of the  Sub-Adviser  deemed to protect such person against any liability to which any such person would  otherwise be subject by reason of willful  misconduct,  bad faith or gross  negligence in the  performance  of its duties or by reason of its  reckless  disregard of its  obligations  and duties  under this  Agreement.  It is agreed that the Investment  Manager's  indemnification  obligations  under this Section 14 will extend to expenses and costs (including reasonable  attorneys fees) incurred by the Sub-Adviser as a result of any litigation  brought by the Investment  Manager  alleging the
Sub-Adviser's  failure to perform its obligations  and duties in the manner  required under this Agreement  unless judgment is rendered for the Investment Manager.

15.      Conflict  of  Laws.  The  provisions  of this  Agreement  shall  be  subject  to all  applicable  statutes,  laws,  rules  and
         ------------------
regulations,  including,  without limitation,  the applicable provisions of the ICA and rules and regulations  promulgated  thereunder.
To the extent that any provision contained herein conflicts with any such applicable  provision of law or regulation,  the latter shall control.  The terms and provisions of this Agreement  shall be interpreted  and defined in a manner  consistent with the provisions and definitions  of the ICA. If any  provision  of this  Agreement  shall be held or made  invalid by a court  decision,  statute,  rule or otherwise, the remainder of this Agreement shall continue in full force and effect and shall not be affected by such invalidity.

16.      Amendments,  Waivers,  etc.  Provisions  of this  Agreement  may be  changed,  waived,  discharged  or  terminated  only by an
         ---------------------------
instrument in writing signed by the party against which  enforcement of the change,  waiver,  discharge or termination is sought.  This
Agreement  (including  Exhibit  A hereto)  may be  amended  at any time by  written  mutual  consent  of the  parties,  subject  to the requirements of the ICA and rules and regulations promulgated and orders granted thereunder.

17.      Governing  State Law. This  Agreement is made under,  and shall be governed by and construed in accordance  with,  the laws of
         --------------------
the State of Connecticut.

18.      Severability.  Each  provision of this  Agreement is intended to be severable.  If any provision of this  Agreement is held to
         ------------
be illegal or made invalid by court decision,  statute,  rule or otherwise,  such illegality or invalidity will not affect the validity or enforceability of the remainder of this Agreement.

The effective date of this agreement is October 2, 2000

FOR THE INVESTMENT MANAGER:                                   FOR THE SUB-ADVISER:

___________________________________                           ___________________________________
John Birch
Senior Vice President & Chief Operating Officer

Date:    ____________________________                                  Date:    ____________________________

Attest:  ____________________________                                  Attest:  ____________________________

                                                 American Skandia Advisor Funds, Inc.
                                             ASAF Sanford Bernstein Managed Index 500 Fund
                                                        Sub-Advisory Agreement

                                                               EXHIBIT A
                                                               ---------

                   An annual rate equal to the following  percentages of the combined average daily net assets of the Fund and the series of American  Skandia Trust that is managed by the  Sub-Adviser  and identified by the  Sub-Adviser and the
         Investment  Manager as being similar to the Fund:  .1533% of the portion of the combined average daily net assets not in excess of $300 million; plus .10% of the portion of the net assets over $300 million.

                  Notwithstanding  the foregoing,  the following annual rate will apply for each day that the combined average daily net assets are not in excess of $300  million:  .40% of the first $10  million of  combined  average  daily net assets;  plus .30% on the next $40 million of combined average daily net assets; plus .20% on the next $50 million of combined average daily net assets; plus .10% on the next $200 million of combined average daily net assets.